Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of December 21, 2011, by and among Rosenkranz Asset Managers, LLC, a limited liability company duly organized under the laws of the State of Delaware (the “Assignor”), Acorn Advisory Capital L.P., a limited partnership duly organized under the laws of the State of Delaware (the “Assignee”), and Reliance Standard Life Insurance Company, an Illinois corporation (“RSLIC”).  Capitalized terms used by not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), among Delphi Financial Group, Inc., a Delaware corporation (the “Company”), Tokio Marine Holdings, Inc., a Japanese corporation (“Parent”), and TM Investment (Delaware) Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Introduction

A.           Assignor is a party to the investment consulting agreement listed on Schedule A to this Assignment (the “Consulting Agreement”).

B.           Assignor wishes to grant, assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to the Consulting Agreement in order to induce Parent to enter into the Merger Agreement.

NOW THEREFORE, the parties hereby agree as follows:

Assignment and Assumption

1.           Effective as of the Closing, Assignor hereby irrevocably grants, assigns, transfers and conveys to Assignee all of its right, title and interest in and to the Consulting Agreement.

2.           Effective as of the Closing, Assignee hereby irrevocably assumes all of the Assignor’s obligations under the Consulting Agreement.

3.           This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors-in-interest and assigns.  Parent is a third party beneficiary of this Agreement and may enforce this Agreement as if a party hereto pursuant to its terms without regard to any amendment thereof that has not been approved by Parent.

4.           The parties hereto may only modify or amend this Assignment by written agreement executed and delivered by each of the parties hereto; provided that RSLIC may only amend or modify this Assignment at the direction of the Special Transaction Committee and, to the extent required by applicable Laws, the Board of Directors of the Company.

5.           This Assignment constitutes the entire agreement, and supersedes all other prior agreements and understandings both written and oral, among the parties, with respect to the subject matter hereof.

6.           This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

7.           This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

INTENDING TO BE BOUND, Assignor, Assignee and RSLIC have executed this Assignment the day and year first above written.

ROSENKRANZ ASSET MANAGERS, LLC
By:	R & Co. Capital Management LLC its Manager
	By:	/s/ Robert Rosenkranz
Name: Robert Rosenkranz
Title: Manager

ACORN ADVISORY CAPITAL L.P.
By:	Acorn Advisory Capital Management LLC its General Partner
	By:	/s/ Robert Rosenkranz
Name: Robert Rosenkranz
Title: Manager

RELIANCE STANDARD LIFE INSURANCE COMPANY

By:	/s/ Thomas Burghart
Name: Thomas Burghart
Title: Senior Vice President and Treasurer

Schedule A

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Investment Consulting Agreement of November 6, 1987, by and between Rosenkranz, Inc. and Reliance Standard Life Insurance Company, the rights and obligations of Rosenkranz, Inc. having been assigned to, and assumed by, the Assignor on January 1, 2000